Letter to Shareholders August 30, 2023 Q2 Fiscal 2023

Our mission To be the most trusted and convenient destination for pet parents and partners everywhere.

Q2 Fiscal 2023 **Highlights**

Metric	Value	YoY
Net Sales	$2.78B	+14.3% YoY
Gross Margin	28.3%	+20 bps YoY
Net Income[1]	$19M	-$3M YoY
Net Margin[2]	0.7%	-20 bps YoY
Adj. EBITDA[3]	$87M	+4M YoY
Adj. EBITDA Margin[2][3]	3.1%	-30 bps YoY
Net Cash Provided By Operating Activities	$159M	+$110M YoY
Free Cash Flow[3]	$101M	+$100M YoY

20.4M
Active Customers[4]
-0.6% YoY

$530
Net Sales Per Active Customer[5]
+14.7% YoY

75.5%
Autoship Customer Sales as a Percentage of Net Sales[6]
+240 bps YoY

(1) Includes share-based compensation expense and related taxes of $68.3 million for the thirteen weeks ended July 30, 2023, compared to $39.7 million for the thirteen weeks ended July 31, 2022.

(2) We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

(3) Adjusted EBITDA, adjusted EBITDA margin, and free cash flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

(4) We define active customers as the total number of customers who have ordered a product or service, and for whom a product has shipped or for whom a service has been provided, at least once during the preceding 364-day period.

(5) We define net sales per active customer as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that fiscal quarter.

(6) We define Autoship customers as customers in a given fiscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 3

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 4 We are pleased to share our results for the second quarter ended July 30, 2023. This quarter once again showcased the strength and durability of our platform, as we delivered mid- teens growth and robust profitability. Our strong performance is supported by our steadfast commitment to building a compelling and integrated ecosystem for pet parents and partners, resulting in high levels of customer engagement. Second Quarter Financial Highlights: • Net sales of $2.78 billion, an increase of 14.3 percent year over year • Gross profit of $787 million and gross margin of 28.3 percent • Net income of $19 million and net margin of 0.7 percent • Adjusted EBITDA of $87 million and adjusted EBITDA margin of 3.1 percent Chewy’s mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe we are positively transforming the industry with a superior value proposition that keeps our customers at the center of everything we do, from our high-touch customer service, to our broad assortment of brands, to delivering on the core e-commerce tenets of speed and convenience. We are maniacally focused on providing a truly unique and personalized shopping experience that builds trust, brand loyalty, and drives repeat purchasing. Dear Shareholder,

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 5 Financial Performance Supported by Strong Participation from Our Customers In the second quarter, we reported $2.78 billion in net sales, up 14.3 percent year over year, and a 3.1 percent adjusted EBITDA margin. Consistent with our expectations, active customers were broadly flat on a sequential basis, while net sales per active customer, or NSPAC, reached $530, reflecting a 14.7 percent increase year over year. Net sales growth was underpinned by strong participation from our customers, underscoring the ever-increasing strength of the Chewy ecosystem. This momentum was evident across many of our focus areas, including Autoship, where sales continued to grow at a faster pace than our topline, increasing their share of total net sales to 75.5 percent in the second quarter. Autoship remains a key differentiator of Chewy’s business model, enabling high visibility and predictability driven by recurring revenue streams, while engendering customer loyalty. Additionally, we are also successfully driving discovery of our Chewy Health platform. For example, cross-category penetration into pharmacy now represents nearly 20% of our overall active customer base. Elsewhere across Chewy, our teams are continuously enhancing our CRM capabilities, improving targeting and supporting strong customer engagement. Continued Robust Profitability We delivered another quarter of robust profitability. Gross margin of 28.3 percent was broadly in line with expectations. As anticipated, promotional activity in the second quarter was higher than in the first quarter. However, the promotional environment on the whole remains largely rational. Adjusted EBITDA margin came in at 3.1 percent for the quarter, benefiting from our strong gross margin trends and fulfillment cost efficiencies, offset by the impact of our exciting growth investments, including our Canada expansion, which remains on track for a third quarter launch. As we indicated during our first quarter earnings call, we continue to utilize our growing free cash flow to self-fund a meaningful portion of these growth initiatives. Additionally, our automation efforts continue to be both a driver of margin improvement to date as well as a source of continued upside. Two of our four automated facilities are still ramping and our fifth automated site is opening in early 2024. Combined, we expect them to provide additional operating efficiency in the future years. Q2 Fiscal 2023 Business Highlights

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 6 Loyal Customers Insulate Our Business, Despite a Shifting Consumer Mindset Coming out of the summer months, we are sensing a shift in consumer mindset towards being more discerning, and at the same time, with a higher willingness to consolidate their share of wallet to their trusted retailer of choice. This behavior is driven by a more fluid macro environment including high levels of inflation, which have been passed through the industry over the past 18 months. Our dialogue with our suppliers confirms that these trends are permeating throughout the pet industry. At Chewy, we are in many ways, insulated from these pressures given our high quality customer base, the mix of our Consumables and Healthcare businesses, which drove nearly 85% of net sales in the second quarter, our powerful Autoship subscription service, best- in-class healthcare experience, and our overall promise of competitive prices, convenience, and unparalleled customer service. Our loyal customers recognize these attributes as key differentiators and continue to demonstrate robust ordering behavior, which in turn continues to support our strong performance. Further to this point, we see significant potential to continue growing share of wallet with our existing customers, evidenced by our strong track record of sustainable NSPAC expansion. We have grown NSPAC from around $330 in the year preceding our IPO, to $530 this quarter, up approximately 60% over that time. While we saw a modest benefit from price increases, efforts such as our growing Chewy Health ecosystem, increasing uptake of our Autoship program and our large customer base that spends more with us over time, have driven the majority of our NSPAC expansion. This underscores the sustainability of our track record as well as the ongoing potential to outperform the pet industry and deliver strong and profitable growth. Now, while we are more insulated than some others, we are not fully exempt from the pressures currently facing the pet industry. Pet household formation remains relatively muted and the consumer mindset continues to be pressured. These factors, taken together, make the current environment a challenging period to forecast consumer behavior. Taking this into consideration, we continue to see potential for returning to net adds growth during the second half of this year, but in light of recent trends, we are now expecting a wider range of potential outcomes. While industry-wide trends make it challenging to forecast net adds, these dynamics are not specific to Chewy, and we believe we are well positioned to drive improved active customer trends as macro factors and consumer behavior patterns normalize. Canada Launch Remains on Track Our upcoming expansion into the Canadian market remains on track for the third quarter of this year. Canada represents a large and fast-growing pet category, and our teams are hard at work finalizing selection, ensuring the same convenient delivery experience and high- bar service that our U.S. customers enjoy. We look forward to sharing our progress over the quarters to come.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 7 Sponsored Ads Ramp Continues In Sponsored Ads, one of our prospective margin accretive growth vectors, we are executing against a compelling roadmap and remain on track to ramp the program throughout the second half of the year and into 2024. We remain encouraged about the opportunity ahead and will continue to update you on our progress as we scale the business. Chewy’s Inaugural Investor Day We are excited to announce that we intend to host our first Investor Day later this year. Chewy has come a long way since our 2019 IPO, having nearly tripled our net sales to north of $10 billion, expanded gross margin by 800 basis points and adjusted EBITDA margin by nearly 1,000 basis points. Yet, we are just getting started and believe that we still have considerable runway, with clear potential to outperform the broader pet industry and drive both strong growth as well as significant margin expansion. We look forward to sharing a deep dive on our highly integrated pet ecosystem, unveiling our exciting roadmap ahead and recalibrating our long-term financial expectations to reflect the upside we see in the Chewy platform. In closing, we are particularly proud of our strong results and the high levels of customer engagement that we achieved in the second quarter. We operate in a secular growth category with demonstrated consumer resiliency, and the second quarter once again showcased the strength and durability of our platform.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 8 FINANCIAL & OPERATING DATA 7/30/2023 7/31/2022 % Change 7/30/2023 7/31/2022 % Change $ 2,777,769 $ 2,431,011 14.3% $ 5,562,444 $ 4,859,338 14.5% $ 18,946 $ 22,345 (15.2)% $ 41,127 $ 40,817 0.8% 0.7% 0.9% 0.7% 0.8% $ 86,867 $ 83,055 4.6% $ 197,041 $ 143,571 37.2% 3.1% 3.4% 3.5% 3.0% $ 63,316 $ 62,084 2.0% $ 150,565 $ 107,750 39.7% $ 0.04 $ 0.05 (20.0)% $ 0.10 $ 0.10 — % $ 0.15 $ 0.15 — % $ 0.35 $ 0.26 34.6% $ 0.15 $ 0.15 — % $ 0.35 $ 0.25 40.0% $ 158,756 $ 49,172 222.9% $ 307,148 $ 131,605 133.4% $ 101,116 $ 981 n/m $ 227,935 $ 7,393 n/m 20,367 20,490 (0.6)% 20,367 20,490 (0.6)% $ 530 $ 462 14.7% $ 530 $ 462 14.7% $ 2,097,398 $ 1,776,583 18.1% $ 4,177,908 $ 3,530,264 18.3% 75.5% 73.1% 75.1% 72.6% (1) (2) (3) (4) (5) (6) We def ine net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales. Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted basic and diluted earnings per share, and f ree cash f low are non-GAAP f inancial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP f inancial measures and a reconciliation to the most comparable GAAP measures. We def ine active customers as the total number of customers who have ordered a product or service, and for whom a product has shipped or for whom a service has been provided, at least once during the preceding 364-day period. We def ine net sales per active customer as the aggregate net sales for the preceding four f iscal quarters, divided by the total number of active customers at the end of that f iscal quarter. We def ine Autoship customers as customers in a given f iscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We def ine Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales f rom all orders in that period. Net sales per active customer (5) Autoship customer sales (6) n/m - not meaningful Autoship customer sales as a percentage of net sales (6) Includes share-based compensation expense and related taxes of $68.3 million and $122.1 million for the thirteen and twenty-six weeks ended July 30, 2023, compared to $39.7 million and $66.9 million for the thirteen and twenty-six weeks ended July 31, 2022. Adjusted earnings per share, basic (3) Adjusted earnings per share, diluted (3) Net cash provided by operating activities Free cash f low (3) Active customers (4) Adjusted EBITDA (3) Adjusted EBITDA margin (2)(3) Adjusted net income (3) 26 Weeks Ended Earnings per share, basic and diluted (1) 13 Weeks Ended Net sales Net income (1) Net margin (2) (in thousands, except net sales per active customer, per share data, and percentages)

Q2 Fiscal 2023
Financial Highlights

In the second quarter, we maintained the strong momentum we saw in the first quarter, driving 14.3 percent net sales growth and delivering strong profitability underpinned by robust gross margin trends and efficient operations, while we continued to invest across key growth vectors.

Net Sales

Net sales were $2.78 billion, up 14.3 percent, or $346.8 million, year over year. In the second quarter, non-discretionary Consumables and Healthcare categories collectively represented approximately 85 percent of net sales.

Second quarter NSPAC was $530, a $68, or 14.7 percent increase year over year.


($Millions)
$7,146
$8,891
$10,099
$2,431
$2,778
FY'20
FY'21
FY'22
Q2'22
Q2'23

Autoship Customer Sales

Autoship customer sales were $2.10 billion, up 18.1 percent year over year, outpacing aggregate topline growth by almost 400 basis points. Autoship customer sales now represent 75.5 percent of total net sales.


($Millions)
$4,889
$6,245
$7,370
$1,777
$2,097
FY'20
FY'21
FY'22
Q2'22
Q2'23

Gross Margin

Gross margin reached 28.3 percent in the second quarter, which reflects a 20 basis point year over year expansion.


25.5%
26.7%
28.0%
28.1%
28.3%
FY'20
FY'21
FY'22
Q2'22
Q2'23

NOTE: Gross Margin is defined as Gross Profit divided by Net Sales.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders

9

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 10 Net Income (Loss) Adjusted EBITDA was $86.9 million, compared to $83.1 million last year. Adjusted EBITDA margin(1) declined 30 basis points year over year to 3.1 percent. Adjusted EBITDA(1) ($Millions) ($Millions) (1) Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures Net income was $18.9 million, compared to $22.3 million last year, and included share- based compensation expense and related taxes of $68.3 million, compared to $39.7 million last year. Net margin for the quarter was 0.7 percent, a 20 basis point decline compared to last year. Excluding share-based compensation expenses and related taxes, net margin was 3.1 percent, a 60 basis point improvement over last year.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 11 Second quarter free cash flow was $101.1 million compared to $1.0 million last year, and reflected $158.8 million of cash provided by operating activities and $57.6 million in capital expenditures. Capital expenditures were primarily comprised of automated fulfillment center investments and ongoing technology projects. We ended the quarter with $905.4 million of cash and cash equivalents and marketable securities on hand. Free Cash Flow(2) (2) Free cash flow is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures ($Millions) Net Cash Provided by Operating Activities Net cash provided by operating activities was $158.8 million, compared to $49.2 million in the second quarter of 2022. ($Millions)

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 12 Media Contact: Diane Pelkey dpelkey@chewy.com Investor Contact: Jennifer Hsu ir@chewy.com We will host a conference call and earnings webcast at 5:00 pm ET today to discuss these results. Investors and participants can access the call by dialing (833) 470- 1428 in the U.S. or +1 (404) 975-4839 internationally using the conference code 225902. A live webcast will also be available on Chewy’s investor relations website at investor.chewy.com. Thank you for taking the time to review our letter, and we look forward to your questions on our call this afternoon. Sincerely, Closing Stacy Bowman, Interim CFO Sumit Singh, CEO

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 13 Condensed Consolidated Balance Sheets Chewy, Inc. (in thousands, except share and per share data) As of July 30, January 29, 2023 2023 Assets (Unaudited) Current assets: Cash and cash equivalents $ 457,103 $ 330,441 Marketable securities 448,323 346,944 Accounts receivable 162,681 126,349 Inventories 738,204 675,520 Prepaid expenses and other current assets 48,080 41,067 Total current assets 1,854,391 1,520,321 Property and equipment, net 511,755 478,738 Operating lease right-of-use assets 434,805 423,423 Goodwill 39,442 39,442 Other non-current assets 63,621 53,152 Total assets $ 2,904,014 $ 2,515,076 Liabilities and stockholders’ equity Current liabilities: Trade accounts payable $ 1,119,316 $ 1,030,882 Accrued expenses and other current liabilities 880,072 738,467 Total current liabilities 1,999,388 1,769,349 Operating lease liabilities 488,767 471,765 Other long-term liabilities 51,230 60,005 Total liabilities 2,539,385 2,301,119 Stockholders’ equity: Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of July 30, 2023 and January 29, 2023 — — Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 118,530,123 and 114,160,531 shares issued and outstanding as of July 30, 2023 and January 29, 2023, respectively 1,185 1,141 Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 311,188,356 shares issued and outstanding as of July 30, 2023 and January 29, 2023 3,112 3,112 Additional paid-in capital 2,280,748 2,171,247 Accumulated deficit (1,920,416) (1,961,543) Total stockholders’ equity 364,629 213,957 Total liabilities and stockholders’ equity $ 2,904,014 $ 2,515,076

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 14 Condensed Consolidated Statements of Operations Chewy, Inc. (in thousands, except per share data. Unaudited) 13 Weeks Ended 26 Weeks Ended July 30, 2023 July 31, 2022 July 30, 2023 July 31, 2022 Net sales $ 2,777,769 $ 2,431,011 $ 5,562,444 $ 4,859,338 Cost of goods sold 1,990,996 1,748,214 3,984,216 3,508,721 Gross profit 786,773 682,797 1,578,228 1,350,617 Operating expenses: Selling, general and administrative 619,202 516,983 1,202,868 1,021,266 Advertising and marketing 185,491 144,159 369,224 288,880 Total operating expenses 804,693 661,142 1,572,092 1,310,146 (Loss) income from operations (17,920) 21,655 6,136 40,471 Interest income, net 8,928 690 16,944 346 Other income, net 29,242 — 20,354 — Income before income tax provision 20,250 22,345 43,434 40,817 Income tax provision 1,304 — 2,307 — Net income $ 18,946 $ 22,345 $ 41,127 $ 40,817 Earnings per share attributable to common Class A and Class B stockholders: Basic $ 0.04 $ 0.05 $ 0.10 $ 0.10 Diluted $ 0.04 $ 0.05 $ 0.10 $ 0.10 Weighted-average common shares used in computing earnings per share: Basic 428,618 421,690 427,735 421,048 Diluted 431,576 426,833 431,024 426,772

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 15 Condensed Consolidated Statements of Cash Flows Chewy, Inc. (in thousands. Unaudited) 26 Weeks Ended July 30, 2023 July 31, 2022 Cash flows from operating activities Net income $ 41,127 $ 40,817 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 56,672 37,678 Share-based compensation expense 114,549 64,171 Non-cash lease expense 22,053 19,203 Change in fair value of equity warrants and investments (20,244) — Other 793 604 Net change in operating assets and liabilities: Accounts receivable (36,332) (20,295) Inventories (62,684) (147,491) Prepaid expenses and other current assets (16,860) (13,861) Other non-current assets (1,975) 2,067 Trade accounts payable 88,434 166,074 Accrued expenses and other current liabilities 131,796 (7,343) Operating lease liabilities (11,045) (9,592) Other long-term liabilities 864 (427) Net cash provided by operating activities 307,148 131,605 Cash flows from investing activities Capital expenditures (79,213) (124,212) Cash paid for acquisition of business, net of cash acquired (367) — Purchases of marketable securities (442,769) — Proceeds from maturities of marketable securities 350,000 — Other — (1,400) Net cash used in investing activities (172,349) (125,612) Cash flows from financing activities (Payments for) proceeds from tax sharing agreement with related parties (7,606) 533 Payment of debt modification costs (175) — Principal repayments of finance lease obligations (351) (333) Payments for tax withholdings related to vesting of share-based compensation awards (5) (2,472) Net cash used in financing activities (8,137) (2,272) Net increase in cash and cash equivalents 126,662 3,721 Cash and cash equivalents, as of beginning of period 330,441 603,079 Cash and cash equivalents, as of end of period $ 457,103 $ 606,800

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 16 Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDA Margin To provide investors with additional information regarding our financial results, we have disclosed adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; exit costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. We have included adjusted EBITDA and adjusted EBITDA margin because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share-based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; exit costs; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures; • adjusted EBITDA does not reflect share-based compensation and related taxes. Share- based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; • adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; • adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include changes in the fair value of equity warrants, exit costs, litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and • other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 17 Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated. We define net margin as net income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales. (in thousands, except percentages) 13 Weeks Ended 26 Weeks Ended Reconciliation of Net Income to Adjusted EBITDA July 30, 2023 July 31, 2022 July 30, 2023 July 31, 2022 Net income $ 18,946 $ 22,345 $ 41,127 $ 40,817 Add: Depreciation and amortization 27,795 20,338 56,672 37,678 Share-based compensation expense and related taxes 68,302 39,739 122,079 66,933 Interest income, net (8,928) (690) (16,944) (346) Change in fair value of equity warrants (29,192) — (20,258) — Income tax provision 1,304 — 2,307 — Exit costs 5,260 — 7,617 — Transaction related costs 2,126 237 2,126 1,395 Other 1,254 1,086 2,315 (2,906) Adjusted EBITDA $ 86,867 $ 83,055 $ 197,041 $ 143,571 Net sales $ 2,777,769 $ 2,431,011 $ 5,562,444 $ 4,859,338 Net margin 0.7% 0.9% 0.7% 0.8 % Adjusted EBITDA margin 3.1% 3.4% 3.5% 3.0%

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 18 Adjusted Net Income & Adjusted Basic & Diluted Earnings Per Share To provide investors with additional information regarding our financial results, we have disclosed adjusted net income and adjusted basic and diluted earnings per share, which represent non-GAAP financial measures. We calculate adjusted net income as net income excluding share-based compensation expense and related taxes, changes in the fair value of equity warrants, and exit costs. We calculate adjusted basic and diluted earnings per share by dividing adjusted net income attributable to common stockholders by the weighted-average shares outstanding during the period. We have provided a reconciliation below of adjusted net income to net income, the most directly comparable GAAP financial measure. We have included adjusted net income and adjusted basic and diluted earnings per share because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted basic and diluted earnings per share facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable gains and losses that do not represent a component of our core business operations. We believe it is useful to exclude non- cash share-based compensation expense because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude exit costs and the changes in the fair value of equity warrants, because exit costs and the variability of equity warrant gains and losses are not representative of our underlying operations. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted net income and adjusted basic and diluted earnings per share have limitations as financial measures and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies may calculate adjusted net income and adjusted basic and diluted earnings per share differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider adjusted net income and adjusted basic and diluted earnings alongside other financial performance measures, including various cash flow metrics, net income, basic and diluted earnings per share, and our other GAAP results. The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 19 13 Weeks Ended 26 Weeks Ended (in thousands, except per share data) July 30, 2023 July 31, 2022 July 30, 2023 July 31, 2022 Reconciliation of Net Income to Adjusted Net Income Net income $ 18,946 $ 22,345 $ 41,127 $ 40,817 Add: Share-based compensation expense and related taxes 68,302 39,739 122,079 66,933 Change in fair value of equity warrants (29,192) — (20,258) — Exit costs 5,260 — 7,617 — Adjusted net income $ 63,316 $ 62,084 $ 150,565 $ 107,750 Weighted-average common shares used in computing adjusted earnings per share: Basic 428,618 421,690 427,735 421,048 Effect of dilutive share-based awards 2,958 5,143 3,289 5,724 Diluted 431,576 426,833 431,024 426,772 Earnings per share attributable to common Class A and Class B stockholders Basic $ 0.04 $ 0.05 $ 0.10 $ 0.10 Diluted $ 0.04 $ 0.05 $ 0.10 $ 0.10 Adjusted basic $ 0.15 $ 0.15 $ 0.35 $ 0.26 Adjusted diluted $ 0.15 $ 0.15 $ 0.35 $ 0.25 The following table presents a reconciliation of net income to adjusted net income, as well as the calculation of adjusted basic and diluted earnings per share, for each of the periods indicated.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 20 (in thousands) 13 Weeks Ended 26 Weeks Ended Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow July 30, 2023 July 31, 2022 July 30, 2023 July 31, 2022 Net cash provided by operating activities $ 158,756 $ 49,172 $ 307,148 $ 131,605 Deduct: Capital expenditures (57,640) (48,191) (79,213) (124,212) Free Cash Flow $ 101,116 $ 981 $ 227,935 $ 7,393 Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, customer service centers, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover. Free Cash Flow To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. We include free cash flow because it is used by our management and board of directors as an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Free cash flow has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results. The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 21 Fiscal Third Quarter 2023 Guidance Our guidance is based on certain assumptions, including current expectations regarding the impact of general economic conditions, and is subject to various risks and uncertainties applicable to all forward-looking statements in this letter. See “Forward-Looking Statements” for more information. We have not reconciled our adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net, and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Fiscal Year 2023 Guidance Adjusted EBITDA Margin (1) (1) Adjusted EBITDA and adjusted EBITDA Margin are a non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures. Approximately 3.0% Net Sales $2.74 billion - $2.76 billion 8% to 9% year-over-year growth Net Sales $11.15 billion - $11.35 billion 10% to 12% year-over-year growth Guidance Our guidance for third quarter and full-year 2023 reflects a balanced view that incorporates the strength of our business model and customer engagement, along with the latest views on the evolving economic outlook. Market, Ranking and Other Industry Data In this communication we refer to information regarding market data obtained from internal sources, market research, publicly available information, and industry publications. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections titled “Forward- Looking Statements” and “Risk Factors” included in our periodic filings with the Securities and Exchange Commission. We believe that these sources and estimates are reliable as of the date of this communication but have not independently verified them and cannot guarantee their accuracy or completeness.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 22 Forward-Looking Statements This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new offerings; successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of our company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate the size of our addressable market; strengthen our current supplier relationships, retain key suppliers and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, including the reliability of our website, mobile applications, and network infrastructure; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost- efficient manner; compete with other retailers and service providers; utilize tax attributes, net operating loss and tax credit carryforwards, and limit fluctuations in our tax obligations and effective tax rate; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; predict and respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully compete in the pet insurance market; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; raise capital as needed; and maintain effective internal control over financial reporting and disclosure controls and procedures.

Chewy, Inc. | Q2 Fiscal 2023 Letter to Shareholders 23 You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” included under Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 29, 2023, and in our other filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.